VIRGINIA COMMERCE BANCORP, INC.

                   ORDER FORM FOR SUBSCRIPTION RIGHTS OFFERING
                           OVERSUBSCRIPTION PRIVILEGE


         THE GENERAL TERMS AND CONDITIONS OF THE OFFERING, TO WHICH ALL ORDERS ARE SUBJECT, ARE SET FORTH IN THE PROSPECTUS. YOU ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY PRIOR TO SUBMITTING THIS ORDER FORM. ALL ORDERS, ONCE SUBMITTED, ARE IRREVOCABLE.

1. (a). Subscription Rights Offering. The undersigned hereby irrevocably subscribes for _______________________________ shares of common stock of Virginia Commerce Bancorp, Inc. pursuant to the exercise of the undersigned's basic subscription right at $____ per share.(1)


         (b). Oversubscription Privilege. The undersigned hereby irrevocably subscribes for _______________________________ shares of common stock of Virginia Commerce Bancorp, Inc. pursuant to the exercise of the undersigned's oversubscription privilege, subject to the availability of such shares, at $_____ per share.(2) Note: You may exercise the oversubscription privilege only if you have elected to exercise you basic subscription right in full.

2. Purchase Price and Manner of Payment. The undersigned hereby submits herewith, by means of a

         [_] personal check, [_]cashier's or bank check, or [_]money order, in each case payable to "Virginia Commerce Bancorp, Inc. Escrow Account",

         or by wire transfer to the Virginia Commerce Bancorp, Inc. Escrow Account from account number _______________ at __________________ (name of bank), routing number __________________

         payment in the amount of $_________________________ ($_____ multiplied by the total number of shares subscribed for in 1(a) and 1(b) above), in full payment of the offering price of the shares subscribed for.(3)

--------

(1) Subject to maximum subscription of 0._______ multiplied by the number of shares registered in the undersigned's name as of the record date, rounded to the nearest whole share.

(2) Subject to pro rata reduction in the event that the offering is oversubscribed, based on the number of shares held of record on the record date.

(3) If the aggregate subscription price paid does not equal the total number of shares subscribed for pursuant to the basic subscription rights and the oversubscription privilege, or if no number of shares is specified, you will be deemed to have to subscribed for shares of common stock to the full extent of the payment tendered.





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3.       Registration of Certificates. All shares subscribed for will be registered in exactly the same manner as the undersigned's shares of common stock which gave rise to the undersigned's subscription rights.


4. Deadline. This Order Form and payment in full of the Purchase Price must be actually received by Lynda S. Cornell, Subscription Agent for Virginia Commerce Bancorp, Inc. NO LATER THAN 5:00 P.M., eastern time, on _______________, subject to extension of the offering as set forth in the prospectus.


                    ____________________________________________________________
                    Exact name of Shareholder as it appears on stock certificate

                    ____________________________________________________________

                    ____________________________________________________________

                    ____________________________________________________________
                    Address of Shareholder



SIGNATURE:


(Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated: __________________, 2002

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print): ___________________________________________________________

Capacity (Full title): _________________________________________________________

Address (including ZIP): _______________________________________________________

Business Telephone Number (including area code):________________________________

Taxpayer identification or Social Security Number: _____________________________